SUNAMERICA SPECIALTY SERIES (the “Trust”)

Amended and Restated

Schedule A

to the

Declaration of Trust

WHEREAS, the Board of Trustees (“Trustees”) of the Trust have established a trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trustees divided the beneficial interest in the trust assets into transferable shares of beneficial interest and divided such shares of beneficial interest into separate Series; and

WHEREAS, the Trustees desire to rename AIG Small-Cap Fund so that it will be designated AIG Small-Cap Quality Fund effective as of December 15, 2020;

NOW, THEREFORE, the undersigned, being all of the Trustees of the Trust hereby amend and restate Schedule A of the Declaration of Trust, effective as of December 15, 2020, as follows:

Series	Classes

2025 High Watermark Fund	Class A
Class C
Class I

AIG Commodity Strategy Fund	Class A
Class C
Class W

AIG Global Trends Fund	Class A
Class C
Class W

AIG Focused Multi-Cap Growth Fund	Class A
Class C
Class W

AIG Focused Alpha Large-Cap Fund	Class A
Class C
Class W

AIG Income Explorer Fund	Class A
Class C
Class W

AIG Small-Cap Quality Fund	Class A
Class C
Class W

AIG ESG Dividend Fund	Class A
Class C
Class W

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of this 27th day of October, 2020.

/s/ Richard W. Grant
Richard W. Grant
As Trustee and not individually

/s/ Stephen J. Gutman
Stephen J. Gutman
As Trustee and not individually

/s/ Dr. Judith L. Craven
Dr. Judith L. Craven
As Trustee and not individually

/s/ Eileen A. Kamerick
Eileen A. Kamerick
As Trustee and not individually

/s/ Peter A. Harbeck
Peter A. Harbeck
As Trustee and not individually